Exhibit (h)(2)
OFS CREDIT COMPANY, INC.

Common Stock (Par Value $0.001 Per Share)

EQUITY DISTRIBUTION AGREEMENT
January 24, 2020
Ladenburg Thalmann & Co. Inc.
277 Park Avenue, 26th Floor
New York, New York 10172
Dear Ladies and Gentlemen:
OFS Credit Company, Inc., a Delaware corporation (the “Company”), OFS Capital Management, LLC, a Delaware limited liability company (the “Advisor”), and OFS Capital Services, LLC, a Delaware limited liability company (the “Administrator” and, together with the Company and the Advisor, the “OFS Entities”), confirm their respective agreements (this “Agreement”) with and the appointment of Ladenburg Thalmann & Co. Inc. to act as placement agent (the “Placement Agent”) in connection with the proposed issuance and sale of shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Shares”) from time to time during the term of this Agreement having an aggregate offering price of up to $25,000,000 (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth herein regarding the amount of Shares to be issued and sold under this Agreement, including any limitations on the amount of securities sold by the Company during any period under the Securities Act Regulations (as defined below) or such other rules and regulations as may be applicable to the Company, including certain Securities and Exchange Commission (the “Commission”) rules that prohibit the Company from selling securities in a public primary offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75.0 million, shall be the sole responsibility of the Company, and the Placement Agent shall have no obligation in connection with such compliance. The issuance and sale of the Shares through the Placement Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and declared effective by the Commission, although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Shares.
The Company has prepared and filed with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the rules and regulations of the Commission thereunder (the “Securities Act Regulations”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”) a registration statement on Form N-2 (File Nos. 333-234420 and 811-23299), relating to the Shares. The registration statement as amended, including the exhibits and schedules thereto, at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430C of the Securities Act is hereinafter referred to as the “Registration Statement.” The prospectus, dated as of January 8, 2020, included in the Registration Statement at the time it became effective on January 8, 2020 (including the information if any, deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430C under the Securities Act), in the form in which it was distributed, is hereinafter referred to as the “Base Prospectus.” The prospectus supplement to be filed with the Commission pursuant to Rule 497 under the Securities Act and to be used to confirm sales is hereinafter referred to, together with the Base Prospectus, as the “Prospectus.” If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) of the Securities Act Regulations (a “Rule 462(b) Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.

The Company has filed a notification on Form N-8A (the “Notification”) of registration of the Company as an investment company under the 1940 Act. On October 4, 2018, the Company filed with the Commission a Form 8-A to register its Common Stock under Section 12(b) of the Securities Act of 1934, as amended (the “Exchange Act”).
The Company has entered into (i) an investment advisory and management agreement, dated as of October 4, 2018, with the Advisor (the “Investment Advisory Agreement”); (ii) an administrative services agreement, dated as of October 4, 2018, with the Administrator (the “Administration Agreement”); and (iii) a license agreement, dated as of October 4, 2018, with Orchard First Source Asset Management, LLC (“OFSAM”), under which the Advisor is a third-party beneficiary (the “License Agreement” and, collectively with this Agreement, the Administration Agreement and the Investment Advisory Agreement, the “Company Agreements”).
The Advisor has entered into a staffing agreement, dated as of November 7, 2012 (the “Staffing Agreement”), with Orchard First Source Capital, Inc. (“OFSC”).
The Company and the Placement Agent agree as follows:
SECTION 1.Placements.

Each time that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), it will notify the Placement Agent by e-mail (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued and sold (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (which minimum price shall not be less than the Company’s then current net asset value per share) (a “Placement Notice”), a form of which containing such minimum sales parameters is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be directed to one of the individuals from the Placement Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time (with a copy to each of the other individuals from the Placement Agent listed on such schedule).
If the Placement Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Placement Agent will, prior to 4:30 p.m. (New York City Time) on the Trading Day following the Trading Day on which such Placement Notice is delivered to the Placement Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B) setting forth the terms that the Placement Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Placement Agent until the Company delivers to the Placement Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Placement Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Placement Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Placement Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) the Company or the Placement Agent terminates the Placement Notice in accordance with Section 2 below, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 10 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 3 below. The amount of any commission, discount or other compensation to be paid by the Company to the Placement Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor the Placement Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to the Placement Agent and either (i) the Placement Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control. For the purposes hereof, “Business Day” means any day other than a Saturday, Sunday or a day on which the Nasdaq Capital Market is closed or on which commercial banks located in New York City are required or authorized by law to close.
SECTION 2.Sale of Placement Securities by Placement Agent.

Subject to the provisions of Section 7(a), the Placement Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Placement Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Placement Agent pursuant to Section 1 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Placement Agent (as set forth in Section 7(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Placement Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. For the purposes hereof, “Trading Day” means any day on which Common Stock is purchased and sold on the principal market on which the Common Stock is listed or quoted.
SECTION 3.Suspension of Sales. The Company or the Placement Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend or terminate any sale of Placement Securities; provided, however, that such suspension or termination shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 3 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 4.     Representations and Warranties of the Company, the Advisor and the Administrator. The Company represents and warrants to and agrees with, and the Advisor and the Administrator, jointly and severally, represent and warrant to and agree with, the Placement Agent as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 9(a) of this Agreement, as of the time of each sale of any Shares pursuant to this Agreement as agreed by the Company and the Placement Agent (each, an “Applicable Time”) and as of each Settlement Date (as defined below), as follows:

(a)the Company has prepared and filed with the Commission the Registration Statement, including the Prospectus, for registration under the Securities Act of the sale of certain securities, including the Shares, from time to time by the Company. The Company has prepared and filed with the Commission the Prospectus relating to the Shares in accordance with Rule 497 of the Securities Act Regulations;

(b)the Company has an authorized capitalization as set forth in the Prospectus under the caption “Capitalization,” at the date indicated;

(c)all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable, and have not been issued in violation of or subject to any preemptive right, resale right, right of first refusal or other similar right of stockholders arising by operation of law, under the certificate of incorporation, bylaws, certificate of designation or other governing document (collectively, the “Charter Documents”) of the Company, under any agreement to which the Company is a party or otherwise; except as disclosed in the Prospectus, there are no outstanding (x) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (y) warrants, rights or options to subscribe for or purchase from the Company any such capital stock, partnership interest, or membership interest or any such convertible or exchangeable securities or obligations, or (z) obligations of the Company to issue or sell any shares of capital stock, partnership interest, or membership interest, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options;

(d)the Company is a Delaware corporation duly incorporated and validly existing and in good standing under the laws of the State of Delaware, with requisite corporate power and authority to own, lease or operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to execute and deliver and perform its obligations under the Company Agreements and to consummate the transactions contemplated therein;

(e)the Company is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it conducts its business, or in which it owns or leases real property or otherwise maintains an office, and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed would reasonably be expected to have a material adverse effect on the assets, business, operations, earnings, properties or condition (financial or otherwise), present or prospective, of the Company (any such effect or change, where the context so requires, is hereinafter called a “Material Adverse Effect” or a “Material Adverse Change”); other than as disclosed in the Prospectus, the Company does not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association;

(f)the Company, subject to the filing of the Prospectus under Rule 497 of the Securities Act Regulations, has taken all required action under the Securities Act and the 1940 Act to consummate the transactions contemplated by this Agreement;

(g)the Company is in compliance in all material respects with all applicable laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates and including certain Commission rules that prohibit the Company from selling securities in a public primary offering with a value exceeding more than one-third of its public float in any 12-month period so long as its public float remains below $75.0 million;

(h)the Company is not in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company is a party or by which it or its properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(i)the execution, delivery and performance by the Company of this Agreement, the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), the delivery of the Shares by the Company, the Company’s use of the proceeds from the sale of the Shares as described in the Registration Statement and the Prospectus, the consummation by the Company of the transactions contemplated by the Company Agreements, and compliance by the Company with the terms and provisions hereunder and thereunder, will not: (x) conflict with, or result in any breach of, or constitute a default under (or constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Charter Documents of the Company, (B) any provision of any contract, license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company is a party or by which any of them or their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation, rule, decree, judgment or order (each a “Legal Requirement”) issued by the U.S. government or any state, local or foreign government, court, administrative agency or commission or other governmental agency, authority or instrumentality, domestic or foreign, of competent jurisdiction (each a “Governmental Authority”) applicable to the Company, except in the case of clauses (B) or (C) for such conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) result in the creation or imposition of any lien, charge, claim or encumbrance upon any material property or asset of the Company;

(j)each of the Company Agreements has been duly authorized, executed and delivered by the Company and constitutes legal, valid and binding agreements of the Company enforceable in accordance with their respective terms, except, in each case, as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions of Section 11 hereof or thereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

(k)each of the Company Agreements complies in all material respects with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Advisers Act”), the Company’s stockholders have approved the Investment Advisory Agreement as required by Section 15(a) of the 1940 Act and the Company’s board of directors has approved the Investment Advisory Agreement as required by Section 15(c) of the 1940 Act. The operations of the Company, as described in the Prospectus, are, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the provisions of the 1940 Act. The provisions of the Charter Documents and the investment objective, policies and restrictions described in the Prospectus, assuming they are implemented as so described, comply, and at all times through the completion of the transactions contemplated hereby, will comply in all material respects with the applicable requirements of the 1940 Act. The terms of the Investment Advisory Agreement, including compensation terms, comply with the provisions of Sections 15(a) and 15(c) of the 1940 Act and Section 205 of the Advisers Act;

(l)except as disclosed in the Prospectus, no director of the Company is an “interested person” (as defined in the 1940 Act) of the Company or an “affiliated person” (as defined in the 1940 Act) of the Placement Agent;

(m)no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Company or any creditor of the Company, or (iii) waiver or consent under any material agreement is required in connection with the Company’s execution, delivery and performance of each of the Company Agreements, its consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), and its delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at the completion of the transactions contemplated hereby, as the case may be, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of Financial Industry Regulatory Authority (“FINRA”), (B) such approvals as may be required in connection with the approval of the listing of the Shares on the Nasdaq Capital Market and (C) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Placement Agent;

(n)except as disclosed in the Prospectus, the Company has all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals and has made all necessary filings required under any Legal Requirement, and has obtained all necessary licenses, permits, authorizations, accreditations, certifications, consents and approvals from other persons required in order to conduct their respective businesses as described in the Prospectus, except to the extent that any failure to have any such licenses, permits, authorizations, accreditations, certifications, consents or approvals to make any such filings or to obtain any such licenses, permits, authorizations, accreditations, certifications, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company is not in violation of, or in default under, or has received any notice regarding a possible violation of, default under, or revocation of, any such license, permit, authorization, accreditation, certification, consent or approval or any Legal Requirement applicable to the Company the effect of which would reasonably be expected to have a Material Adverse Change; and no such license, permit, authorization, accreditation, certification, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Prospectus;

(o)the Registration Statement has been declared effective by the Commission and any Rule 462(b) Registration Statement will have become effective upon filing, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued by the Commission and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information;

(p)the Registration Statement as of its effective date and as of the date hereof complied or will comply, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply, in all material respects with the requirements of the Securities Act, the Securities Act Regulations and the 1940 Act; the conditions to the use of Form N-2 in connection with the sale of the Placement Securities as contemplated hereby have been satisfied;

(q)the Registration Statement as of its effective date and as of the date hereof did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus or any amendments thereof or supplements thereto will not, as of its date and as of the respective dates of any amendments or supplements thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with the information concerning the Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(b) hereof);

(r)the Prospectus does not and will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that in each case the Company makes no warranty or representation with respect to any statement contained in or omitted from the Prospectus, in reliance upon and in conformity with the information concerning the Placement Agent and furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein (that information being limited to that described in the last sentence of the first paragraph of Section 11(b) hereof);

(s)the Prospectus delivered or to be delivered to the Placement Agent for use in connection with the sale of the Placement Securities contemplated herein has been and will be identical to the version of such document transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(t)there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company, or any of its properties or, to the Company’s knowledge, directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, which would reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect;

(u)the financial statements, including the notes thereto, included in each of the Registration Statement and the Prospectus present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and on a consistent basis during the periods involved (except as otherwise noted therein and in accordance with Regulation S-X promulgated by the Commission); the financial statement schedules, if any, included in the Registration Statement fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in the Registration Statement and the Prospectus; no other financial statements or supporting schedules are required to be included in the Registration Statement or the Prospectus; and the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement;

(v)KPMG LLP, whose reports on the financial statements of the Company are filed with the Commission as part of each of the Registration Statement and the Prospectus, are, and were during the periods covered by such reports, independent public accountants within the meaning of, and as required by, the Securities Act, the Securities Act Regulations and the 1940 Act and are registered with the Public Company Accounting Oversight Board;

(w)subsequent to the respective dates as of which information is given in each of the Registration Statement and the Prospectus, and except as may be otherwise stated in such documents, there has not been (i) any event, circumstance or change that has had, or would reasonably be expected to have, a Material Adverse Effect, (ii) any transaction, other than in the ordinary course of business, which is material to the Company, contemplated or entered into by the Company, (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company, other than in the ordinary course of business, which would reasonably be expected to have a Material Adverse Effect, or (iv) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, or any purchase by the Company of any of its outstanding capital stock;

(x)the Company’s current business operations and investments are in compliance in all material respects with the provisions of the 1940 Act and, after giving effect to the and sale of the Shares, will be in compliance in all material respects with the 1940 Act;

(y)the capital stock of the Company, including the Shares, conform in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus;

(z)except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, except for those registration or similar rights which have been waived with respect to the offering contemplated by this Agreement, all of which registration or similar rights are fairly summarized in the Prospectus;

(aa)the Shares to be issued by the Company pursuant to this Agreement have been duly authorized for issuance, sale and delivery pursuant to this Agreement and, when issued and delivered by the Company against payment therefor in accordance with the terms of this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, and the issuance, sale and delivery of the Shares by the Company are not subject to any preemptive right, co-sale right, registration right, right of first refusal or other similar right of stockholders arising by operation of law, under the Charter Documents of the Company, or under any agreement to which the Company is a party or otherwise;

(bb)    the Company has filed a registration statement on Form 8-A pursuant to Section 12(b) of the Exchange Act to register its Common Stock, and the Form 8-A is effective;

(cc)    the Common Stock has been duly listed on the Nasdaq Capital Market under the ticker symbol “OCCI.” The Company has not received any notice that it is not in compliance with the listing or maintenance requirements of the Nasdaq Capital Market with respect to the Common Stock. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. Prior to their issuance, the Shares will have been approved for listing, subject to official notice of issuance;

(dd)    the Company has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of the Shares;

(ee)    none of the Company or any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act, or the rules and regulations thereunder (the “Exchange Act Regulations”), or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association or affiliation with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA;

(ff)    any certificate signed by any officer of the Company delivered to the Placement Agent or to counsel for the Placement Agent pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby;

(gg)    the form of the certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and with any applicable requirements of the Charter Documents of the Company;

(hh)    the Company has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the Registration Statement and the Prospectus or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Registration Statement and the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company;

(ii)    the descriptions in each of the Registration Statement and the Prospectus of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be described therein by the Securities Act and the Securities Act Regulations, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in each of the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the Securities Act Regulations; all agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles;

(jj)    the statements in the Registration Statement and the Prospectus under the headings “Prospectus Summary - Operating and Regulatory Structure,” “Management - Management and Other Agreements,” “U.S. Federal Income Tax Matters,” “Description of our Capital Stock” and “Regulation as a Closed-End Management Investment Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate in all material respects;

(kk)    the expense summary information set forth in the Prospectus in the “Fees and Expenses” Table has been prepared in accordance with the requirements of Form N-2 and any fee projections or estimates, if applicable, are reasonably based and comply in all material respects with the requirements of Form N-2;

(ll)    the Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Intellectual Property”), as are necessary to entitle the Company to conduct the Company’s business described in the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have a Material Adverse Effect; and the Company has not received written notice of any infringement of or conflict with (and the Company does not know of any such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which would reasonably be expected to have a Material Adverse Effect;

(mm)     the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 30a-3 under the 1940 Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities to allow timely decisions regarding such disclosures, and (ii) are effective to perform the function for which they were established;

(nn)    the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the 1940 Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States to calculate net asset value, to maintain asset accountability and to maintain compliance in all material respects with books and records requirements under the 1940 Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as otherwise disclosed in the Prospectus, to the knowledge of the Company, there is no (i) significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Company’s board of directors, or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting;

(oo)    except as otherwise disclosed in the Registration Statement and the Prospectus, the Company does not have any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other similar relationships with unconsolidated entities or other persons;

(pp)    the Company has filed on a timely basis all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or has obtained extensions of time from the relevant taxing authority for filing any return that has not been filed (and such extension of time has not expired) and have paid all taxes shown as due thereon except for any tax that is being contested in good faith and that is adequately provided for on the respective books of such entities; and no tax deficiency has been asserted against any such entity, nor does any such entity know of any tax deficiency which is likely to be asserted against any such entity which, if determined adversely to any such entity, would reasonably be expected to have a Material Adverse Effect; and all tax liabilities are adequately provided for on the respective books of such entities;

(qq)    the Company maintains insurance (issued by insurers of recognized financial responsibility) against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors, including the Company’s directors and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 under the 1940 Act, are in full force and effect; the Company is in compliance with the terms of such policies and fidelity bond in all material respects; and there are no claims by the Company under any such policies or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage and fidelity bond as and when such coverage and fidelity bond expires or to obtain similar coverage and fidelity bond from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement and the Prospectus;

(rr)    the Company is not in violation of nor has it received notice of any violation with respect to any law, rule, regulation, order, decree or judgment applicable to its business, including those relating to transactions with affiliates, except for those violations that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(ss)    none of the Company, the Advisor, the Administrator or, to the knowledge of the Company, the Advisor or the Administrator, any officer, director, agent or employee purporting to act on behalf of the Company, the Advisor or the Administrator, has at any time, directly or indirectly, (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law (including the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), (iii) engaged in any transactions or maintained any bank account on behalf of the Company or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company, (iv) violated any provision of the FCPA, or any applicable law or regulation thereunder, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law or (v) made any other unlawful payment;

(tt)    except as disclosed in the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Placement Agent and (ii) does not intend to use any of the proceeds from the sale of the Shares hereunder to repay any outstanding debt owed to any affiliate of the Placement Agent;

(uu)    except as otherwise disclosed in the Prospectus, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or affiliates of the Company or any of the members of the families of any of them;

(vv)    all securities issued by the Company or any trusts established by the Company have been or will be issued and sold in compliance with (i) all applicable federal, state foreign and local securities laws, (ii) the laws of the applicable jurisdiction of incorporation of the issuing entity and (iii) to the extent applicable to the issuing entity, the requirements of the Nasdaq Capital Market;

(ww)    the Company has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Company, including policies and procedures that provide oversight of compliance by each investment advisor, administrator and transfer agent of the Company;

(xx)    the Company has filed the Notification of the registration of the Company as an investment company under the 1940 Act;

(yy)    any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(zz)    except with respect to the Placement Agent, the Company has not incurred any liability for any finder’s fees or similar payments in connection with the transactions contemplated hereby;

(aaa)    no relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement and the Prospectus and which is not so described;

(bbb)    the Company has not distributed and, prior to the completion of the distribution of the Shares, will not distribute any offering material in connection with the transactions contemplated herein other than the Prospectus to which the Placement Agent has consented;

(ccc)    the Company does not have any employees; to the knowledge of the Company, the Advisor and the Administrator, there are no existing or threatened labor disputes with the employees of OFSC which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of the Company, the Advisor or the Administrator is aware of any plans of any executive, key employee or significant group of employees of OFSC to terminate their employment;

(ddd)    the Company and its officers and directors, in their capacities as such, are in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder with which any of them is required to comply;

(eee)    the Company intends to direct the investment of the net proceeds of the sale of Shares from the sale of the Placement Securities to conduct its activities in such a manner as to comply with the requirements for qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Code; the Company intends to be treated as a RIC under Subchapter M of the Code for any taxable year in which the Company is an investment company registered under the 1940 Act;

(fff)    none of the Company, the Advisor or the Administrator or, to the Company’s knowledge, any affiliates or any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company, the Advisor or the Administrator (each, a “Person”) is (i) the subject to any sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria); and Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any entity, partner or joint venturer or other person or entity for the purpose of financing the activities of any person currently subject to the Sanction, or in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise); and

(ggg)    the operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Control Act of 1986, as amended, the Bank Secrecy Act, as amended, the United and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (USA PATRIOT Act) of 2001, and any other money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”), except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

SECTION 5.    Representations and Warranties of the Advisor and the Administrator. The Advisor and the Administrator, jointly and severally, represent and warrant to, and agree with, the Placement Agent as of each Applicable Time and as of each Settlement Date, as follows:

(a)    the Advisor is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect. The Administrator is a limited liability company duly formed and is validly existing in good standing under the laws of the state of Delaware, with the requisite limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Material Adverse Effect;

(b)    the Advisor is duly registered with the Commission as an investment adviser under the Advisers Act and is registered with the appropriate state authority in all states in which it needs to be registered; the Advisor is not prohibited by the Advisers Act, the 1940 Act or any state statute from acting under the Investment Advisory Agreement, as contemplated by the Prospectus; there does not exist any proceeding, or to the Advisor’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which might materially and adversely affect the registration of the Advisor with the Commission or any applicable state regulatory authority;

(c)    the Advisor has or had the requisite limited liability company power and authority to enter into this Agreement, the Investment Advisory Agreement and the Staffing Agreement and to accept the benefits under the License Agreement, and the Administrator had the requisite limited liability company power and authority to enter into this Agreement and the Administration Agreement; the execution and delivery of, and the performance by the Advisor of its obligations under, this Agreement, the Investment Advisory Agreement and the License Agreement have been duly and validly authorized by the Advisor, and the execution and delivery of, and the performance by the Administrator of its obligations under this Agreement and the Administration Agreement have been duly and validly authorized by the Administrator; and this Agreement, the Investment Advisory Agreement and the License Agreement have been duly executed and delivered by the Advisor and this Agreement and the Administration Agreement have been duly executed and delivered by the Administrator, and each such agreement constitutes the valid and legally binding agreement of the Advisor or Administrator, as applicable, enforceable against the Advisor or Administrator in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Advisor’s obligations hereunder and thereunder, and the Administrator’s obligations hereunder and thereunder, may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles;

(d)    the Investment Advisory Agreement is in full force and effect and neither the Advisor nor, to the knowledge of the Advisor, any other party to the Investment Advisory Agreement is in default thereunder, and, no event has occurred which with the passage of time or the giving of notice or both would constitute a default by the Advisor under such document;

(e)    each of the Advisor and Administrator has the financial, human and other resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Company Agreements, as applicable;

(f)    no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving each of the Advisor or the Administrator or their property is pending or, to the knowledge of the Advisor and the Administrator, threatened that (i) is required to be described in the Prospectus that is not so described as required, (ii) would reasonably be expected to have a material adverse effect on the ability of the Advisor or the Administrator, as the case may be, to fulfill its obligations hereunder or under the Investment Advisory Agreement, the License Agreement or the Administration Agreement, as applicable, or (iii) would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Advisor or the Administrator, whether or not arising from transactions in the ordinary course of business (an “Advisor/Administrator Material Adverse Effect”), except as set forth in or contemplated in the Prospectus;

(g)    neither the Advisor nor the Administrator is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or part of such indebtedness under), its respective Charter Documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Advisor or the Administrator is a party or by which any of them or their respective properties is bound or affected, except for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(h)    since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (i) there has been no event, circumstance or change that has had, or would reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and (ii) there have been no transactions entered into by the Advisor or Administrator, which are material to the Advisor or Administrator, as the case may be, other than those in the ordinary course of its business as described in the Prospectus;

(i)    each of the Advisor and the Administrator possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business in the manner described in the Prospectus, and neither of the Advisor nor the Administrator has received any notice of proceedings relating to the revocation or modification thereof, except where the failure to possess any such licenses, certificates, permits or other authorizations, or the revocation or modification thereof, would not, individually or in the aggregate, reasonably be expected to have an Advisor/Administrator Material Adverse Effect and would not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement;

(j)    there are no actions, suits, arbitrations, claims, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor or the Administrator, threatened against the Advisor or the Administrator, or any of their respective properties, or to the knowledge of the Advisor or the Administrator, their respective directors, officers or affiliates, at law or in equity, or before or by any Governmental Authority, in each case which would reasonably be expected to result in a judgment, decree, award or order having an Advisor/Administrator Material Adverse Effect;

(k)    each of the Advisor and the Administrator owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, other intangible property rights and know-how (collectively “Advisor/Administrator Intellectual Property”), as are necessary to entitle the Advisor and the Administrator to conduct the Advisor’s and the Administrator’s business described in the Prospectus, except where the failure to own, license or have such right would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect; and neither the Advisor nor the Administrator has received written notice of any infringement of or conflict with (and neither the Advisor nor the Administrator knows of any such infringement of or conflict with) asserted rights of others with respect to any Advisor/Administrator Intellectual Property which would reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(l)    no (i) approval, authorization, consent or order of or filing with any Governmental Authority, (ii) authorization, approval, vote or other consent of any holder of securities of the Advisor or the Administrator or any creditor of the Advisor or the Administrator, or (iii) waiver or consent under any material agreement is required in connection with the Advisor’s and the Administrator’s execution, delivery and performance of this Agreement or the Company Agreements, to the extent a party thereto, the consummation of the transactions contemplated by this Agreement (including, without limitation, the issuance and sale of the Shares), and the delivery of the Shares, other than (A) such as have been obtained, or will have been obtained at each Settlement Date with respect to the shares issued and sold as of such Settlement Date, under the Securities Act, the Exchange Act, the 1940 Act, the Advisers Act and the rules and regulations of FINRA or the Nasdaq Capital Market and (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Placement Agent;

(m)    each of the Advisor and the Administrator owns or leases or has access to all properties and assets as are necessary to the conduct of its operations as presently conducted;

(n)    neither the execution, delivery or performance by the Advisor of this Agreement, the Investment Advisory Agreement or the License Agreement, or the execution, delivery or performance by the Administrator of this Agreement or the Administration Agreement, nor the consummation of the transactions herein or therein contemplated, nor the fulfillment of the terms hereof or thereof conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Advisor or Administrator, as applicable, pursuant to, (i) the Charter Documents of the Advisor or Administrator, as applicable, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Advisor or Administrator, as applicable, is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Advisor or Administrator, as applicable, of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Advisor or Administrator, as applicable, or any of their respective properties, except in the case of clauses (ii) and (iii) where such breach or violation, either singly or in the aggregate, would not reasonably be expected to have an Advisor/Administrator Material Adverse Effect;

(o)    neither the Advisor nor the Administrator has taken, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the issuance, sale or resale of the Shares and neither the Advisor nor the Administrator is aware of any such action taken or to be taken by any affiliates of the Advisor or the Administrator;

(p)    the operations of the Advisor or the Administrator are and have been conducted at all times in compliance with applicable Money Laundering Laws, except for any such non-compliance as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Advisor or the Administrator with respect to the Money Laundering Laws is pending or, to the knowledge of the Advisor or the Administrator, threatened;

(q)    the Advisor maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(r)    the Administrator maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions for which it has bookkeeping and record keeping responsibility under the Administration Agreement are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles and to maintain accountability for the Company’s assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(s)    the description of each of the Advisor and the Administrator and its business, and the statements attributable to the Advisor and the Administrator, in each of the Registration Statement and the Prospectus did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

(t)    neither the Advisor nor the Administrator is, and after giving effect to the sale of the Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus will be, required to register as an “investment company” (as defined in the 1940 Act);

(u)    each of the Advisor and the Administrator maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor and the Administrator against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect; and

(v)    any certificate signed by any officer of the Advisor or the Administrator and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Advisor or the Administrator, as applicable, to the Placement Agent as to matters covered thereby.

SECTION 6.    Certain Covenants of the Company, the Advisor and the Administrator. The Company hereby agrees, and the Advisor and the Administrator jointly and severally agree, with the Placement Agent:

(a)    to use commercially reasonable efforts to furnish such information as may be required and otherwise to cooperate with the Placement Agent in qualifying the offering of the Shares and the sale of the Shares under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Placement Agent may designate and to maintain such qualifications in effect as long as requested by the Placement Agent for the distribution of the Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation, to subject itself to taxation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and the sale of the Shares);

(b)    to prepare the Prospectus in a form approved by the Placement Agent and file such Prospectus with the Commission pursuant to Rule 497 of the Securities Act Regulations within the applicable time period prescribed for such filing by Rule 497 of the Securities Act Regulations and will provide evidence satisfactory to the Placement Agent of such timely filing; and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree) to the Placement Agent copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) in such quantities and at such locations as the Placement Agent may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Placement Agent will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T;

(c)    to advise the Placement Agent immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement or the Prospectus, or for additional information with respect thereto, (ii) when, prior to the termination of this Agreement, any amendment to the Registration Statement shall have been filed or become effective, (iii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iv) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement that becomes known to the Company, or (v) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the distribution of the Shares contemplated herein; and, so long as a prospectus is required to be delivered in connection with this Agreement, to advise the Placement Agent promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to file no such amendment or supplement to which the Placement Agent shall reasonably object in writing;

(d)    to furnish to the Placement Agent for as long as this Agreement is in effect (i) as soon as available, copies of all annual, quarterly and current reports or other communications supplied to holders of Shares, (ii) as soon as practicable after the filing thereof, copies of all reports filed by the Company with the Commission, FINRA or any securities exchange, and (iii) such other information as the Placement Agent may reasonably request regarding the Company (provided, however, that in each case of (i), (ii) and (iii), the filing of same with EDGAR or any successor system of the Commission shall be deemed to satisfy the obligation to furnish any material required to be furnished hereunder);

(e)    to advise the Placement Agent promptly of the happening of any event or development known to the Company within the term of this Agreement which, in the judgment of the Company or in the reasonable opinion of the Placement Agent or counsel for the Placement Agent, (i) would require the making of any change in the Prospectus so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) would make it necessary to amend or supplement the Prospectus in order to comply with any law and, in each case, during such time, to promptly prepare and furnish to the Placement Agent copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Placement Agent and to soliciting dealers, copies in such quantities and at such locations as the Placement Agent may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not when it is so delivered, include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or so that the Prospectus will comply with applicable law;

(f)    to file promptly with the Commission any amendment or supplement to the Registration Statement, or the Prospectus contemplated by Section 6(e);

(g)    prior to filing with the Commission any amendment or supplement to the Registration Statement or the Prospectus to furnish a copy thereof to the Placement Agent and counsel for the Placement Agent and to obtain the consent of the Placement Agent (which consent shall not be unreasonably withheld or delayed) to the filing;

(h)    to furnish promptly to the Placement Agent a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith) and such number of conformed copies of the foregoing (without exhibits thereto) as the Placement Agent may reasonably request;

(i)    to timely file with the Commission any documents required pursuant to Section 13, 14, or 15(d) of the Exchange Act during the Prospectus Delivery Period in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations;

(j)    to apply the net proceeds from the sale of the Placement Securities in accordance with its statements under the caption “Use of Proceeds” in the Prospectus;

(k)    to make generally available to its security holders, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of the last paragraph of Section 11(a) of the Securities Act and Rule 158 of the Securities Act Regulations covering a period of 12 months beginning after the effective date of the Registration Statement;

(l)    to use its reasonable best efforts to submit the notice of listing of additional Shares to the Nasdaq Capital Market;

(m)    to take all necessary actions to ensure that it is in compliance with all applicable provisions of the Sarbanes-Oxley Act and all rules and regulations promulgated thereunder that are currently in effect;

(n)    during the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, the Company shall provide the Placement Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Stock (other than Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that such notice shall not be required in connection with the (i) the issuance of securities in connection with an acquisition, merger or sale or purchase of assets described in the Prospectus or (ii) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time;

(o)    not to, and to use its best efforts to cause its officers, directors and affiliates not to, (i) take, directly or indirectly, prior to termination of the terms and arrangement contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which may cause or result in, or which might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the issuance, sale or resale of the Shares or (ii) sell, bid for, purchase or pay anyone (other than the Placement Agent) any compensation for soliciting purchases of the Shares;

(p)    that the Company shall obtain or maintain, as appropriate, directors and officers liability insurance in an amount deemed advisable by the Company in its reasonable discretion;

(q)    that the Company will comply with all of the provisions of any undertakings in the Registration Statement;

(r)    that the Company will use its reasonable best efforts to meet the requirements of Subchapter M of the Code to qualify as a RIC under the Code with respect to any fiscal year in which the Company is a registered investment company;

(s)    neither the Company, the Advisor, the Administrator nor any of their affiliates (A) has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the issuance and sale or resale of the Shares, (B) has since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Common Stock and (C) will not, until the completion of the distribution (within the meaning of Regulation M under the Exchange Act) of the Shares, sell, bid for or purchase, pay or agree to pay to any person any compensation for soliciting another to purchase Shares; provided that any action in connection with a dividend reinvestment plan will not be deemed to be within the terms of this Section 6(s); and

(t)    except by means of the Prospectus or as otherwise agreed by the parties, the Company (including its agents and representatives, other than the Placement Agent in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act, and including without limitation any advertisement as defined in Rule 482 under the Securities Act, required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder; provided, that the foregoing shall not prohibit the Company from (i) making its required filings with the Commission or the dissemination thereof as required by the federal securities laws, state law or the rules and regulations of the Nasdaq Capital Market and (ii) disseminating any additional sales material used in connection with the Registration Statement other than in connection with the offer and sale of the Shares hereunder.

SECTION 7.    Sale and Delivery to Placement Agent; Settlement.

(a)On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Placement Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Placement Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Placement Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities in negotiated transactions or transactions that are deemed to be “at the market” offerings up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Each of the Company and the Advisor acknowledges and agrees that (i) there can be no assurance that the Placement Agent will be successful in selling Placement Securities and (ii) the Placement Agent will incur no liability or obligation to the Company, the Advisor, the Administrator or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Placement Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 7 and (iii) the Placement Agent shall be under no obligation to purchase Common Stock on a principal basis pursuant to this Agreement, except as otherwise agreed by the Placement Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate offering price received by the Placement Agent at which such Placement Securities were sold, after deduction for (i) the Placement Agent’s commission, discount or other compensation for such sales payable by the Company as calculated in accordance with the terms of Exhibit C attached hereto, and (ii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)On or before each Settlement Date, the Company will, or will cause its transfer agent (the “Transfer Agent”) to, electronically transfer the Placement Securities being sold by crediting the Placement Agent’s or its designee’s account (provided the Placement Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. The Placement Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company, or the Transfer Agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 11(a) hereto, it will (i) hold the Placement Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or the Transfer Agent (if applicable) and (ii) pay to the Placement Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)The Placement Securities shall be in such denominations and registered in such names as the Placement Agent may request in writing at least one full Trading Day before the Settlement Date. The Company shall deliver the Placement Securities, if any, through the facilities of The Depository Trust Company unless the Placement Agent shall otherwise instruct.

(e)Under no circumstances shall the Company cause or request the offer or sale of any Shares, if after giving effect to the sale of such Shares, the aggregate offering price of the Shares sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Placement Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement (i) at a price lower than the minimum price authorized from time to time by the Company and notified to the Placement Agent in writing and (ii) at a price (net of the Placement Agent’s commission, discount or other compensation for such sales payable by the Company as calculated in accordance with the terms of Exhibit C attached hereto) lower than the Company’s then current net asset value per share (as calculated pursuant to the 1940 Act), unless the Company has received the requisite approval from stockholders as required pursuant to the 1940 Act. Further, under no circumstances shall the aggregate offering price of Shares sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in this Agreement, exceed the Maximum Amount.

SECTION 8.    Payment of Expenses.

The Advisor agrees to pay or cause to be paid all costs and expenses incident to the performance of the Company’s obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Placement Agent and to soliciting dealers (including costs of mailing and shipment), (ii) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Placement Agent and to soliciting dealers (including costs of mailing and shipment), (iii) the qualification for the offering and the sale of the Shares under state laws that the Company and the Placement Agent have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid (including the reasonable legal fees and filing fees and other disbursements of counsel for the Placement Agent relating thereto and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Placement Agent and to soliciting dealers), (iv) filing for review of the terms of the sale of the Placement Securities by FINRA, (v) the fees and expenses of the Transfer Agent, any information agent, any transfer agent or registrar for the Shares, (vi) the fees and expenses incurred in connection with the listing of the Shares on the Nasdaq Capital Market, (vii) making written communications or sales materials with respect to the sale of the Placement Securities, (viii) preparing and distributing copies of the transaction documents for the Placement Agent and its legal counsel, (ix) the fees and expenses of counsel to the Placement Agent in an amount not to exceed $50,000 in connection with due diligence and the preparation of this Agreement and (x) performing the Company’s other obligations hereunder. Upon the request of the Placement Agent, the Company will provide funds in advance for FINRA filing fees.
SECTION 9.    Conditions of Placement Agent’s Obligations. The respective obligations of the Company, the Advisor and the Administrator, and the several obligations of the Placement Agent, hereunder are subject to the condition that the Registration Statement has become effective and at each Settlement Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings with respect thereto shall have been initiated or, to the Company’s knowledge, threated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Placement Agent.
The several obligations of the Placement Agent are subject to the following further conditions:
(a)On or prior to the date that the first Shares are sold pursuant to the terms of this Agreement and after the Company:

(i)(A) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement relating to the Placement Securities; or (B) files a Rule 497 filing (other than (i) a Rule 497 filing solely to update the amount of Placement Securities sold through the Placement Agent, Net Proceeds to the Company and the compensation payable by the Company with respect to such Placement Securities or (ii) a Rule 497 filing solely to update management’s estimate of the Company’s financial metrics as of the most recent month end (“Financial Metrics 497”)); and

(ii)files an annual report and semi-annual report on Form N-CSR and N-CSRS, respectively, and quarterly report on Form N-Q or the equivalent report on Form N-PORT, as applicable (“Quarterly Report”), (each such date of filing of one or more of the documents referred to in clauses (i) and (ii) and any time of request by the Placement Agent shall be a “Representation Date”);

each of the Company, the Advisor and the Administrator shall furnish the Placement Agent with a certificate, in the form attached hereto as Exhibit E (each, an “Officer’s Certificate”) within five (5) Business Days of any Representation Date. The requirement to provide a certificate under this Section 9(a) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the date the Company delivers a Placement Notice hereunder. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Placement Agent with a certificate under this Section 9(a), then before the Company delivers the Placement Notice or the Placement Agent sells any Placement Securities, each of the Company, the Advisor and the Administrator shall provide the Placement Agent with the applicable Officer’s Certificate, dated the date of the Placement Notice.
(b)On or prior to the date of the first Placement Notice and within five (5) Business Days of each Representation Date with respect to which the Company, the Advisor and the Administrator are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable, the Company shall cause to be furnished to the Placement Agent written opinions of Eversheds Sutherland (US) LLP or other counsel satisfactory to the Placement Agent (collectively, “Company Counsel”), in form and substance reasonably satisfactory to the Placement Agent and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, any such counsel may furnish the Placement Agent with a letter (a “Reliance Letter”) to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 9(b) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(c)On or prior to the date of the first Placement Notice and within five (5) Business Days of each Representation Date with respect to which the Company, the Advisor and the Administrator are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable (each, a “Comfort Letter Triggering Event”), the Company shall cause (A) its independent accountants to furnish the Placement Agent letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Placement Agent, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter and (B) the Chief Financial Officer of the Company to furnish to Placement Agent a certificate (the “CFO Certificate”) dated the date that the certificate is required to be delivered, in form and substance satisfactory to Placement Agent. Notwithstanding the immediately prior sentence, and in lieu of a Comfort Letter, the Company may deliver to the Placement Agent a certificate of the Company’s Chief Financial Officer substantially in the form attached hereto as Exhibit F, or in such other form or forms as are acceptable to counsel for the Placement Agent (the “Alternate CFO Certificate”), (i) in the event that the Registration Statement is amended or the Prospectus supplemented to include additional unaudited financial information, including from a Quarterly Report, (ii) upon the filing by the Company of a semi-annual report on Form N-CSR (“Semi-Annual Report”), or (iii) upon the filing by the Company of a Quarterly Report, on the date that such amendment to the Registration Statement is filed or that the Prospectus is so supplemented, or within three (3) Business Days of the Company’s filing of a Semi-Annual Report or Quarterly Report, as applicable. The requirement to provide a Comfort Letter or Alternate CFO Certificate, as applicable, and a CFO Certificate under this Section 9(c) shall be waived if at the time of the Comfort Letter Triggering Event there is no Placement Notice outstanding. Notwithstanding the foregoing, if the Company subsequently decides to issue a Placement Notice, the Company shall provide the Placement Agent with a Comfort Letter or Alternate CFO Certificate, as applicable, and a CFO Certificate prior to the issuance of such Placement Notice.

(d)On or prior to the date of the first Placement Notice and within five (5) Business Days of each Representation Date with respect to which the Company, the Advisor and the Administrator are obligated to deliver the applicable Officer’s Certificate for which no waiver is applicable, the Placement Agent shall have received a written opinion of Dechert LLP, in form and substance satisfactory to the Placement Agent, dated the date that the opinion is required to be delivered, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Placement Agent with a Reliance Letter to the effect that the Placement Agent may rely on a prior opinion delivered under this Section 9(d) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(e)Within five (5) Company Days of the Company filing with the Commission a Financial Metrics 497, the Company shall cause to be furnished to the Placement Agents a CFO Certificate certifying the information included in the Financial Metrics 497, in a form and substance satisfactory to the Placement Agent.

(f)The Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (as amended by the corresponding Acceptance, if applicable).

(g)None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, including any notice objecting to the use of the Registration Statement or similar order pursuant to Section 8 of the Securities Act having been issued and proceedings therefor initiated, or to the knowledge of the Company, threatened by the Commission; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus untrue in any material respect or that requires the making of any changes in the Registration Statement or the related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h)Except as contemplated in the Prospectus, no Company Material Effect or Advisor/Administrator Material Adverse Effect shall have occurred.

(i)The Placement Securities shall either have been (i) approved for listing on the Nasdaq Capital Market, subject only to notice of issuance, or (ii) the Company shall have submitted to the Nasdaq Capital Market a notice of “Listing of Additional Shares” for listing of the Placement Securities on the Nasdaq Capital Market at, or prior to, the issuance of any Placement Notice.

(j)Trading in the Common Stock shall not have been suspended on the Nasdaq Capital Market.

(k)All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(l)No action, suit, proceeding, inquiry or investigation shall have been instituted or threatened by the Commission which would adversely affect the Company’s standing as a registered investment company under the Investment Company Act or the standing of the Advisor as a registered investment adviser under the Advisers Act.

(m)If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 4, 11, and 12 hereof shall survive such termination and remain in full force and effect.

SECTION 10.    Termination.

(a)The Placement Agent may terminate this Agreement, by notice to the Company, as hereinafter specified at any time if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operation of the Company, the Advisor or the Administrator, which would, in the Placement Agent’s judgment, make it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Capital Market ; (ii) a suspension or material limitation in trading in the Company’s securities on the Nasdaq Capital Market; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Placement Agent’s judgment makes it impracticable or inadvisable to proceed with the sale of the Placement Securities on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement, in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Securities Act.

(b)The Company and the Placement Agent shall each have the right, by giving three (3) days’ notice to the other party as hereinafter specified, unless such notice is waived by such other party, to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c)Unless earlier terminated pursuant to this Section 10, this Agreement shall automatically terminate upon the issuance and sale of Placement Securities through the Placement Agent on the terms and subject to the conditions set forth herein with an aggregate offering price equal to the amount set forth prior to Section 1 of this Agreement.

(d)This Agreement shall remain in full force and effect unless terminated pursuant to this Section 10 or otherwise by mutual agreement of the parties.

(e)Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Placement Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(f)If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Sections 4, 11 and 12 hereof shall survive such termination and remain in full force and effect.

SECTION 11.    Indemnification.

(a)The Company agrees to indemnify, defend and hold harmless the Placement Agent and any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Placement Agent, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Placement Agent or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof) or the Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading or (iii) any omission or alleged omission from any such Prospectus of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading; except in each case of (i), (ii) and (iii) above insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with the information set forth in the last sentence of the first paragraph of Section 11(b). The indemnity agreement set forth in this Section 11(a) shall be in addition to any liability which the Company may otherwise have.

If any action is brought against the Placement Agent or its controlling person in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, the Placement Agent shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Placement Agent or its controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Placement Agent or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Placement Agent or its controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.
(b)The Placement Agent agrees, severally and not jointly, to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or part thereof) or Prospectus, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements therein not misleading, or (iii) any omission or alleged omission from any such Prospectus of a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing by or on behalf of the Placement Agent to the Company expressly for use therein. The name of the Placement Agent set forth on the cover page of the Prospectus, and the second sentence of the tenth paragraph and the last paragraph under the caption “Plan of Distribution” of the Prospectus constitute the only information furnished by or on behalf of the Placement Agent to the Company for purposes of Section 4(r) and this Section 11.

If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Placement Agent pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Placement Agent in writing of the institution of such action, and the Placement Agent, shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Placement Agent will not relieve the Placement Agent of any obligation hereunder, except to the extent that the Placement Agent’s ability to defend is actually impaired by such failure or delay. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Placement Agent in connection with the defense of such action or the Placement Agent shall not have employed counsel to have charge of the defense of such action within a reasonable time after delivery of notice of such action or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Placement Agent (in which case the Placement Agent shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by Placement Agent and paid as incurred (it being understood, however, that the Placement Agent shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action).

(c)If the indemnification provided for in this Section 11 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) and (b) of this Section 11 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Placement Agent from the sale of the Placement Securities or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and of the Placement Agent in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Placement Agent shall be deemed to be in the same respective proportion as the total proceeds from the offering (net of Placement Agent fees but before deducting expenses) received by the Company and the total fees received by the Placement Agent, bear to the aggregate offering price of the Shares. The relative fault of the Company and of the Placement Agent shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

(d)The Company and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c)(i) and, if applicable, subsection (c)(ii), above. Notwithstanding the provisions of this Section 11, the Placement Agent shall not be required to contribute any amount in excess of the fees received by the Placement Agent. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 12.    Survival. The indemnity and contribution agreements contained in Section 11 and the covenants, warranties and representations of the Company contained in Section 4 and Section 6 of this Agreement and the warranties and representations of the Advisor and the Administrator contained in Section 4, Section 5 and Section 6 shall remain in full force and effect regardless of any investigation made by or on behalf of the Placement Agent, or any person who controls the Placement Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Placement Agent or by or on behalf of the Company, its directors and officers, or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement, the sale and delivery of the Shares pursuant to terms of this Agreement. The Company and the Placement Agent agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company’s officers and directors, in connection with the sale and delivery of the Shares pursuant to the terms of this Agreement, or in connection with the Registration Statement or the Prospectus.

SECTION 13.    Duties. Nothing in this Agreement shall be deemed to create a partnership, joint venture or agency relationship between the parties. The Placement Agent undertakes to perform such duties and obligations only as expressly set forth herein. Such duties and obligations of the Placement Agent with respect to the sale of the Placement Securities shall be determined solely by the express provisions of this Agreement, and the Placement Agent shall not be liable except for the performance of such duties and obligations with respect to the sale of the Placement Securities as are specifically set forth in this Agreement. The Company acknowledges and agrees that: (i) any activity that the Placement Agent may undertake or have undertaken in furtherance of the sale of the Placement Securities, including any purchase and sale of the Shares pursuant to this Agreement, either before or after the date hereof, is an arm’s-length commercial transaction between the Company, on the one hand, and the Placement Agent, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Placement Agent is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Placement Agent has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Placement Agent has advised or is currently advising the Company on other matters); and (iv) the Placement Agent and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the Placement Agent has no obligation to disclose any of such interests. The Company acknowledges that the Placement Agent disclaims any implied duties (including any fiduciary duty), covenants or obligations arising from the Placement Agent’s performance of the duties and obligations expressly set forth herein. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Placement Agent with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 14.    Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing and, if to the Placement Agent, shall be sufficient in all respects if delivered to the Placement Agent at Ladenburg Thalmann & Co. Inc., 277 Park Avenue, 26th Floor, New York, New York 10172, Attention: Jeffrey Caliva, with a copy to Dechert LLP, 1900 K Street NW, Washington DC 20006, Attention: Matthew J. Carter; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 10 S. Wacker Drive, Suite 2500, Chicago, Illinois 60606, Attention: Chief Executive Officer, with a copy to Eversheds Sutherland (US) LLP, 700 Sixth Street NW, Suite 700, Washington, DC 20001, Attention: Cynthia M. Krus.

SECTION 15.    Governing Law; Headings. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws principles. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

SECTION 16.    Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Placement Agent, each of the OFS Entities and the controlling persons, directors and officers referred to in Section 11 and Section 12 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation shall acquire or have any right under or by virtue of this Agreement.

SECTION 17.    Counterparts and Facsimile Signatures. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties. A facsimile signature shall constitute an original signature for all purposes.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding among the Company, the Advisor and the Administrator on the one hand, and the Placement Agent on the other, please so indicate in the space provided below for the purpose, whereupon this Agreement shall constitute a binding agreement among the Company, the Advisor and the Administrator on the one hand, and the Placement Agent on the other.

Very truly yours,
OFS CREDIT COMPANY, INC.
By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Chief Financial Officer

OFS CAPITAL MANAGEMENT, LLC
By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

OFS CAPITAL SERVICES, LLC
By:	/s/ Jeffrey A. Cerny
Name: Jeffrey A. Cerny
Title: Senior Managing Director

Accepted and agreed to as of the date first above written:

Ladenburg Thalmann & Co. Inc.
By:	/s/ Steven Kaplan
Name: Steven Kaplan
Title: Head of Capital Markets

Exhibit A

Form of Placement Notice
From:    [                                         ]
To:    [                                         ]
Cc:    [                                         ]
Date:    [    ], 20[ ]
Subject:    Equity Distribution-Placement Notice
Ladies and Gentlemen:
Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement by and among OFS Credit Company, Inc. (the “Company”), OFS Capital Management, LLC and OFS Capital Services, LLC and Ladenburg Thalmann & Co. Inc. (“Placement Agent”) dated January 24, 2020 (the “Agreement”), I hereby request on behalf of the Company that Placement Agent sell up to [] shares (the “Placement Securities”) of the Company’s common stock, par value $0.001 per share, at a minimum market price of $[] per share.
The time period during which sales are requested to be made shall be [ ].

No more than [ ] shares may be sold in any one trading day.
[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES THE SHARES MAY NOT BE SOLD ON, THE MANNER IN WHICH SALES ARE TO BE MADE BY PLACEMENT AGENT, AND/OR THE CAPACITY IN WHICH PLACEMENT AGENT MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH)]
Sincerely,

[    ]

Exhibit B
Ladenburg Thalmann & Co. Inc.

Steven Kaplan
Jeffrey Caliva
George Mangione
William Clark

OFS Credit Company, Inc.

Bilal Rashid
Jeffrey A. Cerny
Tod K. Reichert

Exhibit C
Compensation
The amount of any discount, commission or other compensation, exclusive of any expense reimbursement, to be paid by the Company to the Placement Agent shall be equal to the lesser of (i) 2.0% of the gross sales price per share from the sale of Placement Securities and (ii) the difference between the gross sale price per share from such sale of Placement Securities and the Company’s most recently determined net asset value per share, with respect to any Placement Securities sold through the Placement Agent under the Equity Distribution Agreement.